UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

TRILLIUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-36596	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Trillium Therapeutics USA Inc.

100 CambridgePark Drive, Suite 510

Cambridge, Massachusetts, 02140

USA

(Address of principal executive offices, including zip code)

(416) 595-0627

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	TRIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On November 17, 2021, Trillium Therapeutics Inc., a corporation existing under the laws of the Province of British Columbia (“Trillium” or the “Company”), announced the closing of its previously announced transaction with Pfizer Inc., a Delaware corporation (“Pfizer”), and PF Argentum Acquisition ULC, a corporation formed under the laws of the Province of British Columbia (“Purchaser”), pursuant to the previously announced arrangement agreement dated August 20, 2021 (the “Arrangement Agreement”), by and among Trillium, Pfizer and Purchaser. Pursuant to the terms of the Arrangement Agreement, among other things, the Purchaser acquired all of the issued and outstanding common shares and preferred shares (collectively, the “Shares”) of Trillium not owned by the Purchaser and its affiliates on November 17, 2021 for US$18.50 per Share in cash (the “Consideration”), by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

Item 2.01.    Completion of Acquisition or Disposition of Assets.

In connection with the Arrangement, at 12:01 a.m. (Pacific Standard Time) (the “Effective Time”) on November 17, 2021 (the “Closing Date”), Purchaser acquired all of the issued and outstanding Shares of Trillium and Trillium became a wholly-owned indirect subsidiary of Pfizer.

At the Effective Time, (i) each Share outstanding immediately prior to the Effective Time other than Shares held by Purchaser and its affiliates or held by a dissenting holder of Shares who has validly exercised such holder’s dissent rights, was deemed to be assigned and transferred by the holder thereof to Purchaser in exchange for the Consideration for each Share held; (ii) each warrant to purchase or acquire Shares (a “Warrant”) outstanding immediately prior to the Effective Time (whether or not exercisable), other than Warrants held by a dissenting Warrant Holder who has validly exercised such holder’s dissent rights, was transferred from the holder thereof to Trillium in consideration for, at the holder’s election: (x) a cash payment equal to the amount by which the Consideration, in respect of each Warrant, exceeded the exercise price per Share of such Warrant, subject to applicable tax withholdings and other source deductions, or (y) a cash payment equal to the Black-Scholes value of a Warrant (as calculated pursuant to the terms and conditions of the certificate governing such Warrant), in respect of each Warrant without interest and subject to applicable tax withholdings and other source deductions, and such Warrant was cancelled immediately after its transfer; (iii) each option to purchase Shares (an “Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be unconditionally vested and exercisable and such Options were deemed to be assigned and transferred to Trillium in exchange for a cash payment by or on behalf of Trillium in respect of each Share subject to each Option equal to the amount (if any) by which the Consideration exceeded the exercise price of such Option, subject to applicable tax withholdings and other source deductions, and such Option was cancelled immediately after its transfer; and (iv) each deferred share unit (a “DSU”) ordinarily vested in accordance with the terms of Trillium’s omnibus incentive plan and required settlement as all of the holders of DSUs ceased to serve in their capacity as a director of Trillium and each DSU outstanding immediately prior to the Effective Time (whether vested or unvested) was settled and extinguished in consideration for a cash payment by or on behalf of Trillium equal to the Consideration, calculated with respect to the number of common shares of Trillium to which a holder of DSUs was entitled, subject to applicable tax withholdings and other source deductions, and such DSUs were cancelled and ceased to exist without any further act or formality. The aggregate consideration payable by Purchaser to acquire the Shares, Warrants, Options and DSUs outstanding immediately prior to the Effective Time (other than Shares held by Purchaser and its affiliates) is approximately $2.22 billion.

The foregoing description of the Arrangement Agreement and the Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, a copy of which is attached as Exhibit 2.1 to Trillium’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on August 20, 2021, the terms of which are incorporated herein by reference.

The information contained in the Introductory Note and in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Trillium has notified the Nasdaq Stock Market (“NASDAQ”) that, as of the Effective Time, each Share issued and outstanding immediately prior to such time would be acquired by the Purchaser. On November 17, 2021, in connection with the completion of the Arrangement, Trillium requested NASDAQ to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the common shares. Upon effectiveness of such Form 25, Trillium intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting that the common shares be deregistered and that Trillium’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

On the Closing Date, Trillium also notified the Toronto Stock Exchange (“TSX”) that the Arrangement had been completed. The common shares are expected to be delisted from the TSX on or about November 19, 2021. Trillium intends to promptly apply to cease to be a reporting issuer in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia.

Item 3.03.    Material Modification to Rights of Security Holders.

On November 17, 2021, in connection with the completion of the Arrangement, each Share that was issued and outstanding immediately prior to the Effective Time was converted into the right to receive US$18.50 per Share in cash at the Effective Time.

The information contained in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.    Changes in Control of Registrant

In connection with the Arrangement, a change of control of Trillium occurred and Trillium became a wholly-owned indirect subsidiary of Pfizer.

The information contained in the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2021, in connection with the completion of the Arrangement and following the Effective Time, Jan Skvarka (President, Chief Executive Officer and Principal Executive Officer), Robert Uger (Chief Scientific Officer), Ingmar Bruns (Chief Medical Officer), James Parsons (Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer) and Penka Petrova (Chief Development Officer and Principal Operating Officer) ceased to serve in their capacities as executive officers of Trillium. Following the Effective Time, Deborah Baron will serve as President and each of Colum Lane, Brian McMahon, Andrew Muratore, Alison O’Neill, Bryan Supran and Tiffany Trunko will serve as Vice Presidents.

Also, effective as of the Effective Time, each then-member of the board of directors of Trillium, consisting of Jan Skvarka, Luke Beshar, Michael Kamarck, Catherine Mackey, Helen Tayton-Marton, Scott Myers, Paolo Pucci, and Paul Walker, resigned from the Trillium board of directors and all committees thereof. Effective immediately following these resignations, Deborah Baron and Andrew Muratore became the directors of Trillium.

Item 8.01.    Other Events.

Incorporated by reference is Exhibit 99.1 attached hereto, a press release issued by Pfizer on November 17, 2021 announcing the completion of the Arrangement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1	Arrangement Agreement dated as of August 20, 2021, among Trillium Therapeutics Inc., Pfizer Inc. and PF Argentum Acquisition ULC (incorporated by reference to Exhibit 2.1 to Trillium’s Form 8-K filed on August 20, 2021)
99.1	Press release issued by Pfizer Inc. on November 17, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2021	Trillium Therapeutics Inc.

	By:	/s/ James Parsons
Name: James Parsons
Title: Chief Financial Officer